EXHIBIT 4


                       AGREEMENT FOR PROFESSIONAL SERVICES

     THIS AGREEMENT ("Agreement"), made and entered into effective as of this 1st day of February, 1997, is by and between Mark Richard, Esq. (hereinafter referred to as "MR. RICHARD") and CRYO-CELL INTERNATIONAL, INC. (hereinafter referred to as "CCEL").

                                    RECITALS:

     WHEREAS, CCEL is a corporation duly organized under the laws of the State of Delaware and is presently in existence and in good standing; and

     WHEREAS, MR. RICHARD is willing to be retained by CCEL, and CCEL is willing to retain MR. RICHARD, on the terms, covenants, and conditions hereinafter set forth; and

     NOW, THEREFORE in consideration of the mutual covenants contained herein and other good and valuable consideration the parties hereby agree as follows:

                                    SECTION I

                               NATURE OF SERVICES

     CCEL does hereby retain MR. RICHARD as counsel to assist, monitor and appear in CCEL's lawsuit against the University of Arizona and other defendants in the Superior Court of the State of California for the County of San Francisco, Case No. 979624 (hereinafter referred to as the "litigation"). MR. RICHARD does hereby accept and agree to such engagement.

                                   SECTION II

                                  COMPENSATION

     CCEL shall grant to MR. RICHARD and MR. RICHARD agrees to accept from CCEL, as full compensation for MR. RICHARD's services under this Agreement, a stock option for the purchase of twenty-five thousand (25,000) shares of CCEL common stock. The price to exercise


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this option shall be 4 7/8. This stock option shall expire five (5) years from the date of this Agreement. Further, MR. RICHARD shall be reimbursed by CCEL for all reasonable out of pocket expenses incurred by MR. RICHARD in connection with the performance of his services under this Agreement.


                                   SECTION III

                               REGISTRATION RIGHTS

     The stock option granted to MR. RICHARD pursuant to this Agreement shall be included in a Form S-8 Registration Statement filed by CCEL immediately after issuance of the option under the Securities Act of 1933, as amended (the "Act"), and MR. RICHARD shall be entitled to sell the shares issuable upon the exercise of said option pursuant to such Registration Statement.

                                   SECTION IV

                             REGISTRATION PROCEDURES

     CCEL shall cause the shares issuable upon excercise of the option to be registered under the Act pursuant to the Registration Statement referred to above. CCEL shall use its best efforts to cause the Registration Statement to be declared effective by the Securitites and Exchange Commission as soon as possible. CCEL shall take all other action necessary under any federal of state law or regulation to permit the shares to be sold or otherwise disposed of.


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                                    SECTION V

                       WAIVER OR MODIFICATION INEFFECTIVE

                                UNLESS IN WRITING

     It is further agreed that no waiver or modification of this agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged with it and that no evidence of any waiver or modification shall be offered or received in evidence in any proceeding, between the parties hereto arising out of or affecting this agreement, or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

                                   SECTION VI

                                STATE OF FLORIDA

     The parties hereto agree that it is their intention and covenant that this agreement, performance and proceedings hereunder be construed in accordance with and under the laws of the State of Florida.

                                   SECTION VII

                                  SEVERABILITY

     If any part, portion or term of this agreement is declared invalid or unenforceable, all remaining parts, portions or terms shall remain in effect and binding upon the parties.

                                   SECTION VII

                                ENTIRE AGREEMENT


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     This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter hereof and all prior and contemporaneous agreements, representations, negotiations and understandings of the parties oral or written pertaining to the subject matter hereof are hereby superseded and merged herein.

                                   SECTION XI

                                   ARBITRATION

     Any and all disputes, breaches, or controversies of any nature arising under this agreement shall be resolved through final and binding arbitration before the American Arbitration Association in Dade County, Florida.

     IN WITNESS WHEREOF, this agreement has been executed by the parties on the day and year first above written.


Cryo-Cell International, Inc.             Mark Richard

By:   /s/WILLIAM C. HARDY                 /s/ MARK RICHARD
   ----------------------                 -----------------
   William C. Hardy, President             Mark Richard